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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 11, 2001

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                    1-9210                95-4035997
  (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)



              10889 WILSHIRE BOULEVARD
               LOS ANGELES, CALIFORNIA                          90024
      (Address of principal executive offices)                (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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Item 5.  Other Events and Regulation FD Disclosure
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     Occidental Petroleum Corporation announced on July 11, 2001, that it has sold its interest in the Tangguh LNG project in Indonesia, currently in its initial phase of development, to Mitsubishi Corporation of Japan for a sale price of $480 million.

     Dr. Ray R. Irani, chairman and chief executive officer of Occidental, said, "This sale is in keeping with our strategy of focusing on core areas in the United States, the Middle East and Latin America. We're getting excellent value from the successful exploration program on which this project is based. This sale will have no impact on our proven reserves and will be immediately accretive to earnings. The proceeds will be used for additional debt reduction."



Note: This report may contain forward-looking statements which reflect management's expectations and are based upon data available at the time the statements were made. Actual results are subject to future events and uncertainties, which could materially impact performance.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                       (Registrant)




DATE:  July 11, 2001         S. P. Dominick, Jr.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)